EXHIBIT 4.1

AMENDED AND RESTATED TRUST AGREEMENT

OF

ETFS COLLATERALIZED COMMODITIES TRUST

ETF SECURITIES USA LLC

as Sponsor

and

WILMINGTON TRUST COMPANY,

as Trustee

Dated as of [ ]

i

ii

          WHEREAS, THIS AMENDED AND RESTATED TRUST AGREEMENT (this “Trust Agreement”) is made and entered into as of, _________ __, 2011, by ETF SECURITIES USA LLC, a Delaware limited liability company (the “Sponsor”), and WILMINGTON TRUST COMPANY, a Delaware trust company, as trustee (the “Trustee”), for the purpose of continuing a Delaware statutory trust in accordance with the provisions hereinafter set forth;

          WHEREAS, the Sponsor and the Trustee have heretofore created the Trust pursuant to the DSTA (as hereinafter defined) by entering into a trust agreement, dated as of May 27, 2010 (the “Original Trust Agreement”), and by executing and filing with the Secretary of State of the State of Delaware the Certificate of Trust; and

          WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety and to provide for the matters set forth herein; and

          WHEREAS, this Trust is authorized to issue its shares of beneficial interest in one or more separate series, all in accordance with the provisions set forth in this Trust Agreement.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 8 of the Original Trust Agreement, the Sponsor and the Trustee hereby amend and restate the Original Trust Agreement in its entirety and agree as follows:

ARTICLE I
DEFINITIONS; THE TRUST

          Section 1.1. Definitions. Whenever used herein, unless otherwise defined or required by the context or specifically provided:

          “Adjusted Capital Account” means with respect to any Shareholder, such Shareholder’s Capital Account as of the end of the relevant fiscal year or other applicable period after giving effect to the following adjustments:

          (a) Credit to such Capital Account any amounts which such Shareholder is obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore to the Trust pursuant to the second to last sentences of Treasury Regulation sections 1.704-2(g)(1) and 1.704-2(i)(5).

          (b) Debit to such Capital Account the items described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The Adjusted Capital Account of a Shareholder in respect of a Share shall be the amount that such Adjusted Capital Account would be if such Share were the only interest in the Trust held by such Shareholder from and after the date on which such Share was first issued.

          “Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority granted by the Sponsor.

          “Affiliate” of a Person means (i) any Person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of such Person; (ii) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person; (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person; (iv) any employee, officer, director, member, manager or partner of such Person; or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

          “Applicable Series” shall have the meaning assigned to such term in Section 3.6(b).

          “Authorized Participant” means a Person who (1) is a registered broker-dealer or other securities market Authorized Participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a Authorized Participant in DTC, (3) has entered into an Authorized Participant Agreement, which, at the relevant time, is in full force and effect, with the Trust and the Sponsor, and (4) has entered into a Direct Agreement with each of the Counterparties of the relevant Fund. Only Authorized Participants may place orders to create or redeem one or more Baskets of a Fund.

          “Authorized Participant Agreement” means an agreement entered into by each Authorized Participant, the Sponsor, and the Trust on behalf of a Fund, which sets forth the procedures for the creation and redemption of Baskets in a Fund, which may be amended and supplemented from time to time in accordance with its terms.

          “Basket” means a Creation Unit or Redemption Unit, as the context may require.

          “Beneficial Owners” shall have the meaning assigned to such term in Section 3.4(d).

          “Business Day” means any day (other than a Saturday or Sunday) on which the Exchange is open for regular trading.

          “Capital Account” means the capital account maintained for a Shareholder. The Capital Account of a Shareholder in respect of a Share shall be the amount that such Capital Account would be if such Share were the only interest in a Fund held by such Shareholder from and after the date on which such Share was first issued.

          “Capital Contributions” means the amounts of cash or other consideration contributed to a Fund by any Person.

          “CEA” means the Commodity Exchange Act, as amended.

          “Certificate of Trust” means the Certificate of Trust of the Trust in the form filed with the Secretary of State of the State of Delaware pursuant to section 3810 of the DSTA, as amended or restated from time to time.

          “Claims” shall have the meaning assigned to such term in Section 3.6(b).

           “Code” means the United States Internal Revenue Code of 1986, as amended.

          “Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

          “Covered Person” means the Trustee, the person acting as Trustee (in its individual capacity), the Sponsor, and their respective Affiliates.

          “Creation Unit” means the minimum number of Shares of a Fund that may be created at any one time, which shall be 50,000 or such greater or lesser number as the Sponsor may determine from time to time for each Fund.

          “Creation Unit Capital Contribution” of a Fund means a Capital Contribution made by an Authorized Participant when purchasing a Creation Unit of that Fund.

          “Depreciation” means, for each fiscal year of the Trust or other applicable period, an amount equal to the U.S. federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Sponsor.

          “Depository” or “DTC” means The Depository Trust Company, New York, New York, or such other depository of Shares as may be selected by the Sponsor as specified herein.

          “Depository Agreement” means the Letter of Representations relating to each Fund from the Sponsor to the Depository.

          “DSTA” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

          “DTC Participants” shall have the meaning assigned to such term in Section 3.4(c).

          “Exchange” means the NYSE Arca or, if the Shares of any Fund shall cease to be listed on the NYSE, the exchange on which the Shares of such Fund are principally traded, as determined by the Sponsor.

          “Expenses” shall have the meaning assigned to such term in Section 2.4.

          “Fund” means an established and designated Series of the Trust.

          “Fund Minimum Gain” has, with respect to a Fund, the meaning given to the term “partnership minimum gain “ in Treasury Regulation section 1.704-2(d).

          “Fund Value” at any time means the total assets of a Fund including, but not limited to, all financial instruments, cash and cash equivalents, securities or other property less total liabilities of such Fund, determined on the basis of generally accepted accounting principles in the U.S., consistently applied under the accrual method of accounting.

          “Global Security” means the global certificate or certificates for each Fund issued to the Depository as provided in the Depository Agreement.

          “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Shareholder to a Fund shall be the gross fair market value of such asset as determined by the Sponsor.

          (b) The Gross Asset Values of all Fund assets shall be adjusted to equal their respective gross fair market values, as determined by the Sponsor using such reasonable method of valuation as it may adopt, as of the following times:

          (i) the acquisition of an additional interest in a Fund by a new or existing Shareholder in exchange for more than a de minimis Capital Contribution, if the Sponsor reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Shareholders in the Fund;

          (ii) the distribution by the Fund to a Shareholder of more than a de minimis amount of property as consideration for an interest in the Fund, if the Sponsor reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Shareholders in the Fund;

(iii) the liquidation of the Trust or of a Fund, as applicable, within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(g); and

(iv) at such other times as the Sponsor shall reasonably determine necessary or advisable in order to comply with Treasury Regulation sections 1.704-1(b) and 1.704-2.

          (c) The Gross Asset Value of any Fund asset distributed to a Shareholder shall be the gross fair market value of such asset on the date of distribution.

          (d) The Gross Asset Values of Fund assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Sponsor reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

          (e) If the Gross Asset Value of a Fund asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

          “Indirect DTC Participants” shall have the meaning assigned to such term in Section 3.4(c).

          “Initial Funds” shall have the meaning assigned to such term in Section 3.2(a).

          “Internal Revenue Service” or “IRS” means the U.S. Internal Revenue Service or any successor thereto.

          “Liquidation Date” means the date on which an event giving rise to the dissolution of the Trust or a Fund, as applicable, occurs.

          “Net Income” and “Net Loss” mean for each fiscal year or other applicable period, an amount equal to a Fund’s taxable income or loss for such fiscal year or period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Fund that is exempt from U.S. federal income tax or excluded from U.S. federal gross income and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss;

          (b) Any expenditures of the Fund described in Code section 705(a)(2)(B) or treated as section 705(a)(2)(B) expenditures pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition, shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Fund asset is adjusted pursuant to any provision of this Agreement in accordance with the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income and Net Loss;

          (d) Gain or loss resulting from any disposition of any Fund asset with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other applicable period, computed in accordance with the definition of Depreciation; and

          (f) Notwithstanding any other provision of this definition, any items which are allocated pursuant to Section 6.1(c) shall not be taken into account in computing Net Income or Net Loss.

          “Nonrecourse Deductions” has the meaning given in Treasury Regulation section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a fiscal year or other applicable period equals the net increase, if any, in the amount of Fund Minimum Gain during such fiscal year or period reduced by any distributions during such fiscal year or period of proceeds of a Nonrecourse Liability that are allocable to an increase in Fund Minimum Gain, determined according to the provisions of Treasury Regulation sections 1.704-2(c) and 1.704-2(h).

          “Nonrecourse Liability” has the meaning set forth in Treasury Regulation section 1.704-2(b)(3).

          “Original Trust Agreement” means that certain trust agreement of the Trust, dated as of May 27, 2010, between the Sponsor and the Trustee, which Original Trust Agreement is amended and restated by this Trust Agreement.

          “Outstanding” means, with respect to Shares of a Fund, all Shares that are issued by the Fund and reflected as outstanding on the Fund’s books and records as of the date of determination.

          “Percentage Interest” means, as of any date of determination, as to any Shares of a Fund, the product obtained by multiplying (a) 100% by (b) the quotient obtained by dividing (x) the number of such Shares of such Fund by (y) the total number of all Outstanding Shares of such Fund.

          “Person” means any natural person, partnership, limited liability company, trust (including a statutory trust), corporation, association or other entity.

          “Prospectus” means the final prospectus and disclosure document of the Trust with respect to any Fund, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.

          “Purchase Order” shall have the meaning assigned thereto in Section 3.3(a)(i).

          “Redemption Distribution” means the cash or other assets to the extent permitted in the Registration Statement or an Authorized Participant Agreement, to be delivered in satisfaction of a redemption of a Redemption Unit as specified in Section 9.1.

          “Redemption Order” shall have the meaning assigned thereto in Section 9.1(a).

          “Redemption Order Date” shall have the meaning assigned thereto in Section 9.1(b).

          “Redemption Settlement Time” shall have the meaning assigned to such term in Section 9.1(d).

          “Redemption Unit” means the minimum number of Shares of a Fund that may be redeemed, which shall be the number of Shares of such Fund constituting a Creation Unit on the relevant Redemption Order Date.

          “Registration Statement” means an effective registration statement, as it may be amended or supplemented from time to time, filed with the SEC pursuant to which the Trust registered the offer and sale of the Shares of any Fund.

          “Required Allocations” means (i) any limitation imposed on any allocation of Net Losses under Section 6.1(a) and (ii) any allocation of an item of income, gain, loss or deduction pursuant to Sections 6(c)(i), 6(c)(ii), 6(c)(iii), 6(c)(vi) or 6(c)(viii).

          “SEC” means the United States Securities and Exchange Commission.

          “Series” means a series of Shares established pursuant to the terms of this Trust Agreement.

          “Shareholders” means the registered holders of Shares of a Fund.

          “Shareholder Minimum Gain” means an amount, with respect to each Shareholder Nonrecourse Debt, that would result if such Shareholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation section 1.704-2(i)(3).

          “Shareholder Nonrecourse Debt” has the meaning given to the term “partner nonrecourse debt” in Treasury Regulation section 1.704-2(b)(4).

          “Shareholder Nonrecourse Deductions” has the meaning given to the term “partner nonrecourse deduction” in Treasury Regulation section 1.704-2(i)(2). The amount of Shareholder Nonrecourse Deductions with respect to a Shareholder Nonrecourse Debt for a fiscal year or other applicable period equals the net increase, if any, in the amount of Shareholder Minimum Gain during such fiscal year or other applicable period attributable to such Shareholder Nonrecourse Debt, reduced by any distributions during that fiscal year or other applicable period to the Shareholder that bears the economic risk of loss for such Shareholder Nonrecourse Debt to the extent that such distributions are from the proceeds of such Shareholder Nonrecourse Debt and are allocable to an increase in Shareholder Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined according to the provisions of Treasury Regulation sections 1.704-2(h) and 1.704-2(i).

          “Shares” means the equal proportionate Shares of undivided beneficial interest in a Fund and may include fractions of Shares.

          “Sponsor” means ETF Securities USA LLC, or any substitute or designee of the then Sponsor as provided herein, or any successor thereto by merger or operation of law.

          “Sponsor Agreement” means an agreement between the Trust and the Sponsor setting forth, among other things, the Sponsor’s compensation and the amount to be charged as a Transaction Fee, as it may be amended or supplemented from time to time in accordance with its terms.

          “Sponsor Indemnified Parties” shall have the meaning assigned to such term in Section 4.10.

          “Subordinated Claims” shall have the meaning assigned to such term in Section 3.6(b).

          “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

          “Suspended Redemption Order” shall have the meaning assigned to such term in Section 9.1(d).

          “Tax Matters Partner” means the “tax matters partner” as defined in the Code.

          “Transaction Fee” shall mean a non-refundable transaction fee to be payable by an Authorized Participant to the Administrator in connection with each purchase or redemption of a Creation Unit by an Authorized Participant.

          “Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          “Trust” means ETFS Collateralized Commodities Trust, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

          “Trust Agreement” means this Amended and Restated Trust Agreement as the same may at any time or from time to time be amended.

          “Trustee” means Wilmington Trust Company or any successor thereto as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

          “Trustee Indemnified Parties” shall have the meaning assigned to such term in Section 2.4.

          “Trust Estate” means, with respect to a Fund, all property and cash held by such Fund, and all proceeds therefrom.

          “U.S.” means the United States of America.

          “Value per Creation Unit” means the product obtained by multiplying the Value per Share of a Fund by the number of Shares comprising the Fund’s Creation Unit at such time.

          “Value per Share” means, with respect to any Fund, the Fund Value divided by the number of Outstanding Shares of the Fund as of the date of calculation.

          Section 1.2. Name. The name of the Trust is “ETFS Collateralized Commodities Trust” in which name the the Sponsor may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

          Section 1.3. Delaware Trustee; Business Offices.

          (a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Shareholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

          (b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Shareholders. Initially, the principal office of the Trust shall be at c/o ETF Securities USA LLC, 48 Wall Street, 11th Floor, New York, New York 10005. The office of the Trustee in the State of Delaware shall be located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.

          Section 1.4. Declaration of Trust. The Sponsor hereby acknowledges that the Trust has received the sum of $[______] for each Fund in bank accounts in the name of each Fund controlled by the Sponsor from the Sponsor, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Shareholders of each Fund. It is the intention of the parties hereto that the Trust shall be a statutory trust organized in series, or Funds, under the DSTA and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that each Fund is decreed to constitute a publicly traded partnership under the Code and applicable state and local tax law. Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association. Neither the Sponsor nor the Trustee shall be liable to any person for the failure of the Trust or any Fund to qualify as a publicly traded partnership under the Code or any comparable provision of the laws of any state or other jurisdiction where such treatment is sought. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and in the DSTA with respect to accomplishing the purposes of the Trust. The Trustee has filed the Certificate of Trust required by section 3810 of the DSTA in connection with the formation of the Trust under the DSTA.

          Section 1.5. Purposes and Powers. The purposes of the Trust and each Fund shall be to enter into any lawful transaction and engage in any lawful activities and engage in any other lawful business activity for which a Delaware statutory trust may be organized.

          Section 1.6. Tax Treatment.

          (a) By accepting Shares or interests therein, the Shareholders and/or Beneficial Owners and, by entering into this Trust Agreement, the Sponsor, each (i) expresses its intention that the Shares of each Fund will qualify under applicable tax law as interests in a publicly traded partnership (not taxable as an association) which holds the Trust Estate of each Fund for their benefit, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of each Fund as a publicly traded partnership in which each of the Shareholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Sponsor promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Shares of each Fund with respect to the treatment of the Shares of such Fund as anything other than interests in a publicly traded partnership.

          (b) The Sponsor, at its expense together with any allowances provided by any Fund for this purpose, shall prepare or cause to be prepared all U.S. federal, state, and local tax returns of the Trust or each Fund for each year for which such returns are required to be filed and shall file or cause such returns to be timely filed and shall timely pay (or cause to be timely paid) any tax, assessment or other governmental charge owing with respect to the Trust or the Fund out of the Trust Estate. The Sponsor shall deliver or cause to be delivered to each Beneficial Owner, or the broker or nominee through which a Beneficial Owner owns its Shares, a Form K-1 and such other information, if any, with respect to the Trust or applicable Fund as may be necessary for the preparation of the U.S. federal income tax or information returns of such Beneficial Owner including a statement showing each Beneficial Owner’s share of income, gain, loss, expense, deductions and credits for such fiscal year for U.S. federal income tax purposes as soon as practicable following each fiscal year but generally not later than March 15. Subject to Section 4.10, the Trust and each Fund hereby indemnifies, to the full extent permitted by law, the Sponsor from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities under this Section 1.6(b); provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

          (c) Each Shareholder shall furnish the Sponsor with information necessary to enable the Sponsor to comply with U.S. federal income tax information reporting requirements in respect of such Shareholder’s Shares.

          (d) The Trust or the Funds, as the case may be, shall make the election under Code section 754 in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Sponsor’s determination that such revocation is in the best interests of the Shareholders. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Code section 743(b), the Sponsor shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Share will be deemed to be the weighted average closing price of the Shares on any Exchange on which such Shares are traded during the calendar month in which such transfer is deemed to occur.

          (e) Except as otherwise provided herein, the Sponsor shall determine whether the Trust or the Funds should make any other elections permitted by the Code.

          (f) The Sponsor is hereby designated the Tax Matters Partner (as defined in the Code). The Tax Matters Partner is authorized and required to represent the Trust (at the Trust’s expense) in connection with all examinations of the Trust’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Trust funds for professional services and costs associated therewith. Each Shareholder agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

          (g) Notwithstanding any other provision of this Agreement, the Sponsor is authorized to take any action that may be required to cause the Trust, the Funds and other Subsidiaries of the Trust or the Funds to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or foreign law including pursuant to Code sections 1441, 1442, 1445, 1446 and 1471 through 1474. To the extent that the Trust is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Shareholder (including by reason of Code section 1446), the Sponsor may treat the amount withheld as a distribution of cash pursuant to Sections 3.7 or 9.1 hereof or an expense in the amount of such withholding with regard to such Shareholder. To maintain the uniformity of the intrinsic tax characteristics of the Trust shares, the Sponsor is also authorized instead to allocate the amount withheld or paid, whether treated as a distribution, expense or otherwise, to all current Trust Shareholders.

          Section 1.7. Limited Liability of Sponsor.

          (a) Notwithstanding any other provision of this Trust Agreement, the Sponsor shall not be considered, treated as or have the duties (at law or in equity) or the liabilities of, a general partner if each Fund were considered a partnership under Delaware law. All Shares held by the Sponsor shall have the same rights and limited liabilities created or imposed hereunder as those issued to Shareholders unaffiliated with the Sponsor. Notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust or any Fund by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust or a Fund is a party, shall look only to the appropriate Fund Trust Estate for payment or satisfaction thereof. The ownership of Shares is not a condition for any Person to serve as Sponsor.

          (b) Subject to Sections 7.1 and 7.3 hereof, no Shareholder, including the Sponsor, shall have any personal liability for any liability or obligation of the Trust or any Fund.

          Section 1.8. Legal Title. Legal title to all of the Trust Estate of each Fund shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Sponsor or any other Person (other than a Shareholder) as nominee.

          Section 1.9. Series Trust. The Shares of the Trust shall be divided into Series, each a Fund, as provided in section 3806(b)(2) of the DSTA. Accordingly, it is the intent of the parties hereto that Articles IV, V, VII, VIII, IX, X and XI of this Trust Agreement shall apply also with respect to each such Fund as if each such Fund were a separate statutory trust under the DSTA, and each reference to the term “Trust” in such Articles shall be deemed to be a reference to each Fund separately to the extent necessary to give effect to the foregoing intent, as the context may require. The use of the terms “Trust”, “Fund” or “Series” in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in section 3804 of the DSTA.

          Section 1.10. Commencement of Business. The commencement of the Trust’s business and the sale of the Shares of each Fund to the respective Authorized Participants pursuant to each Authorized Participant Agreement shall commence at such time as the Sponsor shall determine.

ARTICLE II
THE TRUSTEE

          Section 2.1. Trustee Term; Resignation.

          (a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust solely for purposes of satisfying the requirements of section 3807 of the DSTA. The Trust shall have only one trustee unless otherwise determined by the Sponsor. The Trustee shall serve until such time as the Sponsor removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Sponsor in accordance with the terms of Section 2.5 hereof.

          (b) The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Trust; provided that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 2.5 hereof. If the Sponsor does not act within such 60 day period, the Trustee may apply, at the expense of the Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

          Section 2.2. Powers of Trustee. Except as set forth in Section 1.3(a) and this Article II, the duty and authority to manage the business and affairs of the Trust is directly vested in the Sponsor, which duty and authority the Sponsor may further delegate as provided herein, all pursuant to section 3806(b)(7) of the DSTA. The Trustee shall not be entitled to exercise any of the powers, nor shall the Trustee have the duty to monitor the Sponsor’s performance of its duties and responsibilities and the Trustee shall not have any of the duties and responsibilities, of the Sponsor described in this Trust Agreement. The Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of section 3807 of the DSTA. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties (including fiduciary duties), obligations and liabilities with respect to the business and affairs of the Trust or any Fund. The Trustee shall have the power and authority to execute and file certificates as required by the DSTA and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the DSTA.

          Section 2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (excluding the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (excluding the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, all as set forth in a separate fee agreement.

          Section 2.4. Indemnification of the Trustee. The Sponsor agrees (and any additional Sponsor admitted pursuant to Section 4.2(g) hereof will be deemed to agree), whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless Wilmington Trust Company (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (the “Trustee Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Trustee Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Trustee Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Trustee Indemnified Parties shall not be entitled to indemnification from any Trust Estate.

          Section 2.5. Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement. Notwithstanding, the foregoing, any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall, subject to the requirement that any successor meet the requirements of Section 3807 of the DSTA, be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          Section 2.6. Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust continued hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust Company by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Fund is a party shall look only to the appropriate Fund Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust or any Fund is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

          (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate.

          (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Sponsor.

          (c) The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegatees.

          (d) The Trustee shall not have any duty or obligation to, or liability for its failure to, supervise the performance of any obligations of the Sponsor or its delegatees or any Authorized Participant.

          (e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

          (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust or any Fund arising under this Trust Agreement or any other agreements to which the Trust is a party.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to appear in, institute, conduct or defend any action or litigation under this Trust Agreement or any other agreements to which the Trust or any Fund is a party, at the request, order or direction of the Sponsor or any Shareholders unless the Sponsor or such Shareholders have offered to Wilmington Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Wilmington Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby.

          (h) The Trustee shall not be required to take any action hereunder or otherwise if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or is otherwise contrary to law.

          (i) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby;

          (j) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

          Section 2.7. Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of any Trust Estate immediately after such payment.

ARTICLE III
SHARES; SERIES; CAPITAL CONTRIBUTIONS

          Section 3.1. General.

          (a) The Sponsor shall have the power and authority, without Shareholder approval, to issue Shares in one or more Series, or Funds, from time to time as it deems necessary or desirable. Each Fund shall be separate from all other Funds created as Series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust. The Sponsor shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series, as set forth in Section 3.2 hereof, and to fix and determine the relative rights and preferences as between the Shares of the Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Funds shall have separate voting rights or no voting rights.

          (b) The number of Fund Shares authorized shall be unlimited, without par value, and the Shares so authorized may be represented in part by fractional Shares, calculated to four decimal places. From time to time, the Sponsor may divide or combine the Shares of any Fund into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund thereof. The Sponsor may issue Shares of any Fund thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders thereof. All Shares when so issued on the terms determined by the Sponsor shall be fully paid and non-assessable. The Sponsor may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Fund thereof into one or more Series thereof that may be established and designated from time to time. The Sponsor may hold as treasury Shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares of any Fund reacquired by the Trust. Unless otherwise determined by the Sponsor, treasury Shares shall not be deemed cancelled.

          (c) No certificates or other evidence of beneficial ownership of the Shares will be issued.

          (d) Every Shareholder, by virtue of having purchased or otherwise acquired a Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

          (e) Except to the extent otherwise provided in the instrument establishing such Series, all the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to Shares within such Series.)

          (f) Except to the extent otherwise provided in the instrument establishing such Series, any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

          (g) The Sponsor shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in conformity with such requirements and procedures as may be established by the Sponsor.

          Section 3.2. Establishment of Series, or Funds, of the Trust.

          (a) Without limiting the authority of the Sponsor set forth in Section 3.2(b) hereof to establish and designate any further Series, the Sponsor has heretofore established and designated 18 initial Series (the “Initial Funds”) as follows:

ETFS Oil
ETFS Natural Gas
ETFS Copper
ETFS Wheat
ETFS Composite Agriculture

ETFS Composite Industrial Metals
ETFS Composite Energy
ETFS All Commodities
ETFS Short Oil
ETFS Short Natural Gas
ETFS Short Copper
ETFS Short Wheat
ETFS Short Gold
ETFS Leveraged Oil
ETFS Leveraged Natural Gas
ETFS Leveraged Copper
ETFS Leveraged Wheat
ETFS Leveraged Gold

          The provisions of this Article III shall be applicable to the above-designated Funds and any further Fund that may from time to time be established and designated by the Sponsor as provided in Section 3.2(b) hereof; provided, however, that such provisions may be amended, varied or abrogated by the Sponsor with respect to any Fund created after the initial formation of the Trust in the written instrument creating such Fund.

          (b) The establishment and designation of any Series, or Funds, other than those set forth above shall be effective upon the execution by the Sponsor of an instrument setting forth such establishment and designation, whether directly in such instrument or by reference to, or approval of, another document that sets forth such Series including a Registration Statement, and the relative rights and preferences of such series, or Funds, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Sponsor may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

          (c) The relative rights and preferences of the Initial Funds shall be as set forth in the Registration Statement for such Funds.

          Section 3.3. Offer of Shares, Procedures for Creation and Issuance of Creation Units.

          (a) General. The procedures specified in the Authorized Participant Agreement for each Fund will govern the Trust with respect to the creation and issuance of additional Creation Units. Subject to the limitations upon and requirements for issuance of Creation Units stated herein and in such procedures, the number of Creation Units which may be issued by each Fund is unlimited.

          (b) Deposit with the Depository. Upon issuing a Creation Unit for any Fund pursuant to a purchase order to subscribe for and agree to purchase one or more Creation Unit for the applicable Fund (such request by a Authorized Participant, a “Purchase Order”), the Sponsor will cause the Trust to deposit the Creation Unit with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Fund Authorized Participant that submitted the Purchase Order.

          (c) Rejection. For each Fund, the Sponsor shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Unit Capital Contribution: (i) determined by the Sponsor not to be in proper form; (ii) that the Sponsor has determined would have adverse tax consequences to the Trust, any Fund or to any Shareholders; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; (iv) if circumstances outside the control of the Sponsor make it for all practical purposes not feasible to process creations of Creation Units; or (v) for any additional reasons as set forth in the Prospectus applicable to such Fund. The Sponsor shall not be liable to any person by reason of the rejection of any Purchase Order or Creation Unit Capital Contribution in the circumstances listed in clauses (i) through (v) in the preceding sentence.

          (d) Transaction Fee. For each Fund, a non-refundable transaction fee will be payable by an Authorized Participant to the Fund for its own account in connection with each Purchase Order pursuant to this Section 3.3 and in connection with each Redemption Order of such Authorized Participant pursuant to Section 9.1 hereof (each, a “Transaction Fee”). The Transaction Fee charged in connection with each such creation and redemption shall be as set forth in the Prospectus applicable to a Fund. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase until 30 days after the date of that notice.

          (e) Global Certificate Only. Certificates for Creation Units will not be issued, other than the applicable Global Security issued to the Depository. So long as the Depository Agreement is in effect, Creation Units will be issued and redeemed and Shares will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect DTC Participants as more fully described in Section 3.4 hereof. The Depository may determine to discontinue providing its service with respect to Creation Units and Shares by giving notice to the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Sponsor shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Sponsor or, if such a replacement is unavailable, to terminate the Trust or the Funds, as applicable.

          Section 3.4. Book-Entry-Only System, Fund Global Securities.

          (a) Global Security. The Trust and the Sponsor will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Shares of each Fund. Shares of each Fund will be represented by a Global Security (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Shares will be issued. The Global Security for each Fund shall be in the form attached hereto as Exhibit A or described therein and shall represent such Shares as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Shares of a Fund from time to time endorsed thereon and that the aggregate amount of outstanding Shares represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding

Shares represented thereby shall be made in such manner and upon instructions given by the Sponsor on behalf of the Trust as specified in the Depository Agreement.

          (b) Legend. Any Global Security issued to DTC or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

          (c) The Depository. The Depository has advised the Trust and the Sponsor as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its Authorized Participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect DTC Participants”).

          (d) Beneficial Owners. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Shares of a Fund, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Sponsor on behalf of each Fund and each Authorized Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Shares will be limited to DTC Participants, Indirect DTC Participants and persons holding interests through DTC Participants and Indirect DTC Participants. Owners of beneficial interests in Shares (“Beneficial Owners”) will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect DTC Participants and Beneficial Owners holding through a DTC Participant or an DTC Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Shares a written confirmation relating to their purchase of Shares.

          (e) Reliance on Procedures. So long as Cede & Co., as nominee of the Depository, is the registered owner of Shares, references herein to the registered or record owners of Shares shall mean Cede & Co. and shall not mean the Beneficial Owners of Shares. Beneficial Owners of Shares will not be entitled to have Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Shares under this Trust Agreement. Accordingly, to exercise any rights of a holder of Shares under this Trust Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or DTC Participant through which such Beneficial Owner holds its interests. The Trust and the Sponsor understand that under existing industry practice, if the Trust or any Fund requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Shares of such Fund, is entitled to take, in the case of a Trustee request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each DTC Participant holding Shares through it, with each successive DTC Participant continuing to notify each person holding Shares through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trust or such Fund through each Indirect DTC Participant and DTC Participant through which the Beneficial Owner’s interest in the Shares is held.

          (f) Communication between the Trust and the Beneficial Owners. As described above, the Trust and the Funds will recognize the Depository or its nominee as the owner of all Shares for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Funds upon request and for a fee to be charged to the Funds a listing of the Share holdings of each DTC Participant. The Trust or the Funds shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Shares, directly or indirectly, through such DTC Participant. The Trust or the Funds shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Funds shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

          (g) Distributions. Distributions on Shares pursuant to Section 3.7 hereof shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Shares. The Trust and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Shares, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Shares as shown on the records of the Depository or its nominee. The Trust and the Sponsor also expect that payments by DTC Participants to Indirect DTC Participants and Beneficial Owners held through such DTC Participants and Indirect DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect DTC Participants. None of the Trust, the Funds, the Trustee or the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect DTC Participants and Beneficial Owners owning through such DTC Participants or Indirect DTC Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Shares.

          (h) Limitation of Liability. Each Global Security to be issued hereunder is executed and delivered solely on behalf of the applicable Fund by the Sponsor, as Sponsor, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Fund in each Global Security are made and intended not as personal representations, undertakings and agreements by the Sponsor or the Trustee, but are made and intended for the purpose of binding only the Fund. Nothing in the Global Security shall be construed as creating any liability on the Sponsor or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

          (i) Successor Depository. If a successor to DTC shall be employed as Depository hereunder, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.4.

          Section 3.5. Assets. The Trust Estate of each Fund shall be held in separate and distinct accounts (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and every other Series and are referred to as “assets belonging to” that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, and shall be subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated between and among one or more Series as the Sponsor deems fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges, indemnities and reserves attributable to that Series.

          Section 3.6. Liabilities of the Funds.

          (a) The debts, liabilities, obligations, expenses, costs, charges, indemnities and reserves incurred, contracted for, attributable to or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series and, unless otherwise provided by the Sponsor, none of the debts, liabilities, obligations, expenses, costs, charges, indemnities and reserves incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Sponsor to and among any one or more of the Series in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Notice of the contractual limitation on liabilities among Series described in the first sentence of this paragraph shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and upon the giving of such notice in the certificate of trust, the statutory provisions of section 3804 of the DSTA relating to limitations on liabilities among Series (and the statutory effect under section 3804 of the DSTA of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series, except to the extent that such Shareholder or former Shareholder has such a claim or right hereunder as a Shareholder or former Shareholder of such other Series. Every Share, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Shares represented thereby to that Series and its assets.

          (b) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (“Claims”), if any, of the Sponsor and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the “Applicable Series”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Sponsor and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Applicable Series and the Applicable Series’ assets; and provided further that the valid Claims of either the Sponsor or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series.

          (c) The Sponsor and the Trustee will not take, demand or receive from any Fund or the Trust or any of their respective assets (other than the Applicable Series and the Applicable Series’ assets) any payment for the Subordinated Claims.

          (d) The Claims of each of the Sponsor and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series and the Applicable Series’ assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally, or any of their respective assets.

          (e) If the Claims of the Sponsor or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Sponsor and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such

Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be.

          (f) In furtherance of the foregoing, if and to the extent that the Sponsor and the Trustee receive monies in connection with the Subordinated Claims from a Fund or the Trust (or their respective assets), other than the Applicable Series, and such Applicable Series’ assets, the Sponsor and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Fund or the Trust that paid such amounts for distribution by the Fund or the Trust in accordance with the terms hereof.

          (g) The foregoing segregation of the liabilities and assets of and among the Series shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

          (h) Any agreement entered into by the Trust, any Fund, or the Sponsor, on behalf of the Trust generally or any Fund, including, without limitation, the Authorized Participant Agreements entered into with each Authorized Participant, will include language substantially similar to the language set forth in Section 3.6(a) hereof.

          Section 3.7. Distributions.

          (a) Distributions on Shares may be paid with such frequency as the Sponsor may determine, which may be daily or otherwise, to the Shareholders, from such of the income and capital gains, accrued or realized, from each Trust Estate, after providing for actual and accrued liabilities. Except to the extent the Sponsor otherwise determines, all distributions on Shares thereof shall be distributed to the Shareholders according to their Percentage Interests at the date and time of record established for the payment of such distribution and in accordance with Section 3.4(g) hereof. Such distributions may be made in cash or Shares as determined by the Sponsor or pursuant to any program that the Sponsor may have in effect at the time for the election by each Shareholder of the mode of the making of such distribution to that Shareholder. Nothing in this Section 3.7 shall obligate the Sponsor to cause the Trust to make any distributions.

          (b) The Shares shall represent shares of beneficial interest in each applicable Fund Trust Estate. Each Shareholder shall be entitled to receive its pro rata share of distributions of income and capital gains in accordance with Section 3.7(a) hereof.

          (c) Notwithstanding any other provisions of this Trust Agreement, no distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series with respect to, nor any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets held with respect to such Series. The Sponsor shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

ARTICLE IV
THE SPONSOR

          Section 4.1. Management of the Trust. Pursuant to sections 3806(a) and 3806(b)(7) of the DSTA, the business and affairs of the Trust and each Fund shall be managed by the Sponsor in lieu of the Trustee with such powers of delegation as may be permitted by law. The Sponsor shall have power to conduct the business of the Trust and each Fund and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the U.S., in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the U.S., and in any foreign jurisdiction and to do all such other things and execute all such instruments as it deems necessary, proper or desirable in order to promote the interests of the Trust and the Funds although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or a Fund made by the Sponsor in good faith shall be conclusive. In construing the provisions of this Trust Agreement, the presumption shall be in favor of a grant of power to the Sponsor. The enumeration of any specific power in this Trust Agreement shall not be construed as limiting the aforesaid power. The powers of the Sponsor may be exercised without order of or resort to any court.

          Section 4.2. Authority of Sponsor. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, the Sponsor shall have and may exercise on behalf of the Trust and each Fund, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust and each Fund, which shall include, without limitation, the following:

          (a) To enter into, execute, deliver and maintain, and to cause the Trust, for itself or on behalf of the Funds, to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust and Fund purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust and Fund activities.

          (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust or the Funds with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor.

          (c) To deposit, withdraw, pay, retain and distribute each Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement.

          (d) To supervise the preparation and filing of the Registration Statement, the Prospectus and any supplements and amendments thereto.

          (e) To pay or authorize the payment of distributions to the Shareholders and expenses of the Trust and each Fund.

          (f) To make any elections on behalf of the Trust or any Fund under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust.

          (g) In the sole discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors.

          (h) To adopt disclosure and financial reporting information gathering and control policies and procedures.

          (i) To make any necessary determination or decision in connection with the preparation of each Fund’s financial statements and amendments thereto, and the Prospectus.

          (j) To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Securities Exchange Act of 1934, the CEA, or the rules and regulations thereunder.

          (k) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions.

          (l) Appoint and remove independent public accountants to audit the accounts of the Trust.

          (m) Employ attorneys to represent the Trust.

          (n) Adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws.

          (o) For any Fund, enter into an Authorized Participant Agreement for the Trust on behalf of such Fund, the Administrator or any other Person and each Authorized Participant and discharge the duties and responsibilities of the Fund thereunder.

          (p) For each Fund, receive directly, or indirectly through the Administrator or another Person, Purchase Orders and process or cause the Administrator to process properly submitted Purchase Orders.

          (q) For each Fund, in connection with Purchase Orders, receive directly, or indirectly through another Person, on behalf of such Fund, Creation Unit Capital Contributions from Authorized Participants and thereupon issue or cause to be issued to a purchasing Authorized Participant through the Depository the Shares of such Fund to be purchased in connection with the Purchase Order.

          (r) For each Fund, receive directly, or indirectly through the Administrator or another Person, Redemption Orders from Authorized Participants and process or cause the Administrator to process properly submitted Redemption Orders.

          (s) For each Fund, receive directly, or indirectly through the Administrator or another Person, the Shares subject to a Redemption Order from a redeeming Authorized Participant through the Depository, and thereupon cancel or cause to be cancelled the Shares so redeemed in connection with such Redemption Order.

          (t) Cause the Trust on behalf of each Fund to enter into one or more asset custodial agreements and collateral maintenance or management agreements on terms and conditions acceptable to the Sponsor.

          (u) Cause the Trust to borrow funds and to mortgage and pledge the assets of the Trust or any Fund or any part thereof to secure obligations arising in connection with such borrowing.

          (v) Cause the Trust to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge Trust or Fund property or any part thereof to secure any of or all such obligations.

          (w) Cause the Trust to purchase and pay for entirely out of Trust or Fund property such insurance as the Sponsor may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustee, Sponsor, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

          (x) Authorize the Trust, for the Trust or any Fund, to enter into one or more administration, transfer agency and accounting agreements and agreements for such other services necessary or appropriate to carry out the business and affairs of the Trust with any party or parties on terms and conditions acceptable to the Sponsor, including but not limited to agreements with legal counsel and an independent registered public accounting firm.

          (y) Interact with the Depository as required.

          (z) Enter into and perform, or cause the performance of, the Sponsor Agreement on terms and conditions acceptable to the Sponsor.

          (aa) Prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Funds’ assets on a pro rata basis according to the relative amount of assets of each Fund.

          (bb) Delegate those of its duties hereunder as it shall determine from time to time to one or more officers of the Trust, the Administrator, or other Persons.

          (cc) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Sponsor. Any action by one or more of the Sponsor hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

          Section 4.3. Expenses of the Trust.

          (a) Unless otherwise assumed by the Sponsor, the Sponsor is authorized to pay or cause to be paid out of the Trust Estate of a Fund any fees and expenses of the Fund that are extraordinary or non-recurring in nature, including (without limitation) legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses affecting the Trust as a whole will be prorated to each Fund according to its respective Fund Value.

          (b) The Sponsor shall be responsible for all organizational and offering expenses of the Trust, and for the routine operational, administrative, and other ordinary expenses of the Trust and each Fund, including (without limitation) fees for the Trustee’s ordinary services and reimbursement of its out-of-pocket expenses as provided in Section 2.3 hereof, the fees and expenses reimbursable to the agency service provider, the Custodian, the Administrator and other service providers of the Trust, listing fees of the Exchange, registration fees charged by the Commission and other regulatory and self-regulatory organizations, printing and mailing costs, audit fees and expenses and legal fees and expenses not in excess of $100,000 per year.

          Section 4.4. Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Shareholder, Beneficial Owner, Authorized Participant or to any other Covered Person for any loss suffered by the Trust that arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence or bad faith of such Covered Person. Subject to the foregoing, no Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder, Beneficial Owner, Authorized Participant or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Trust without any rights of contribution from any Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegatee selected by the Sponsor pursuant to Section 4.7 hereof; provided, however, that in the case of the Sponsor the foregoing shall only apply if the Sponsor made such selection with reasonable care.

          Section 4.5. Elimination and Limitation of Duties and Liabilities of the Sponsor.

          (a) The parties hereto expressly agree to eliminate, to the fullest extent permitted under Delaware law, any and all duties at law or in equity (including fiduciary duties) that may be applicable to the Sponsor in the Sponsor’s management of the Trust and performance under this Trust Agreement other than any duties expressly imposed by the provisions of this Trust Agreement. To the fullest extent permitted by law and pursuant to section 3806(e) of the DSTA, the Sponsor and its Affiliates shall have no liabilities, at law or in equity, for breaches of duties (including fiduciary duties) to the Trust, the Shareholders, the Beneficial Owners, the Authorized Participants or any other Person under this Trust Agreement or otherwise in its management of the Trust. To the fullest extent permitted by section 3806(e) of the DSTA, the Sponsor acting under this Agreement shall not be liable, at law or in equity, for breaches of this Trust Agreement to the Trust, the Shareholders, the Beneficial Owners, the Authorized Participants or any other Person for its management of the Trust and its performance under this Trust Agreement, provided that such management and performance is within the standard of care set forth in Section 4.4 hereof. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Sponsor and its Affiliates otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor.

          (b) Unless otherwise expressly provided herein:

          (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust or any Shareholder, Beneficial Owner, Authorized Participant or other Person, on the other hand; or

          (ii) whenever this Agreement or any other agreement contemplated herein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder, Beneficial Owner, Authorized Participant or other Person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

          (c) Notwithstanding any other provision of this Agreement or of applicable law, whenever in this Agreement the Sponsor is permitted or required to make a decision

          (i) in its “discretion” or under a grant of similar authority, the Sponsor shall be entitled to consider such interests and factors as it desires, including its own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, any Shareholder, any Beneficial Owner, any Authorized Participant or any other Person; or

(ii) in its “good faith” or under another express standard, the Sponsor shall act under such express standard and shall not be subject to any other or different standard.

          (d) The Sponsor and any of its Affiliates may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders, the Beneficial Owners or the Authorized Participants for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder, Beneficial Owner or Authorized Participant shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed to be wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders, the Beneficial Owners, the Authorized Participants or any Affiliate of the Trust or the Beneficial Owners.

          Section 4.6. Obligations of the Sponsor.

          (a) The Sponsor does not assume any obligation nor shall it be subject to any liability under this Trust Agreement to any Shareholder, Beneficial Owner or Authorized Participant (including liability with respect to the worth of the Trust Estate), except that it agrees to perform its obligations specifically set forth in this Trust Agreement without gross negligence or bad faith.

          (b) The Sponsor shall not be under any obligation to prosecute any action, suit or other proceeding in respect of any portion of the Trust Estate or in respect of the Shares on behalf of a Shareholder, Beneficial Owner, Authorized Participant or other Person.

          (c) The Sponsor shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Authorized Participant, any Shareholder or any other Person believed by it in good faith to be competent to give such advice or information.

          (d) The Sponsor shall not be liable for any acts or omissions made by a successor Sponsor, whether in connection with a previous act or omission of the Sponsor or in connection with any matter arising wholly after the resignation of the Sponsor; provided that in connection with the issue out of which such potential liability arises the Sponsor performed its obligations without negligence or bad faith while it acted as Sponsor.

          (e) The Sponsor shall have no obligation to comply with any direction or instruction from any Shareholder, Beneficial Owner or Authorized Participant regarding Shares except to the extent specifically provided in this Trust Agreement.

          Section 4.7. Delegation of Obligations of the Sponsor. The Sponsor may at any time delegate all or a portion of its duties and obligations under this Trust Agreement to another entity, including the Administrator, without the consent of the Trustee, any Shareholder and any Beneficial Owner. The Sponsor may terminate the delegation to such other entity at any time and is not required to appoint a replacement therefor.

          Section 4.8. Compensation to the Sponsor. The Sponsor shall be entitled to compensation for its services as Sponsor of the Trust and allowances for certain Fund administrative expenses as set forth in the Sponsor Agreement.

          Section 4.9. Other Business of Shareholders. Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Shareholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

          Section 4.10. Indemnification of Sponsor.

          (a) The Trust (or, in furtherance on Section 3.6 hereof, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) shall indemnify and hold harmless to the fullest extent permitted by law the Sponsor and its Affiliates, successors, assigns, legal representatives, officers, directors, employees, agents and servants (each a “Sponsor Indemnified Party”) against all claims, losses, liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments or settlements, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Sponsor Indemnified Party, in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor Indemnified Party may be or may have been involved as a party or otherwise or with which such Sponsor Indemnified Party may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Sponsor Indemnified Party or by reason of his or her being or having been such a Sponsor Indemnified Party except with respect to any matter as to which such Sponsor Indemnified Party shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor Indemnified Party’s action was in the best interests of the Trust and except that no Sponsor Indemnified Party shall be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor Indemnified Party, and provided further that any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor Indemnified Party, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor Indemnified Party, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Sponsor Indemnified Party.

          (b) Notwithstanding the provisions of Section 4.10(a) above, the Sponsor Indemnified Party and any Person acting as broker-dealer for the Trust or any Fund shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

          (c) The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

          (d) The term “Sponsor Indemnified Party” as used only in this Section 4.10 shall include, in addition to the Sponsor, any other Sponsor Indemnified Party performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

          (e) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

          (f) The payment of any amount pursuant to this Section 4.10 shall be subject to Section 3.6 hereof with respect to the allocation of liabilities and other amount, as appropriate, among the Funds.

          (g) Expenses, including counsel fees, so incurred by any such Sponsor Indemnified Party (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties) shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Sponsor Indemnified Party to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Section 4.10.

          Section 4.11. Other Contractual Rights. Nothing contained in Section 4.10 hereof shall affect any right to indemnification to which persons other than Sponsor and officers of this Trust may be separately entitled by contract or otherwise.

ARTICLE V
TRANSFERS OF SHARES

          Section 5.1. General Prohibition. A Shareholder may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Shares or any part of his right, title and interest in the capital or profits in any Fund except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor.

          Section 5.2. Transfer of Shares. Beneficial Owners that are not DTC Participants may transfer Shares by instructing the DTC Participant or DTC Participant holding the Shares for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Shares by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

ARTICLE VI
ALLOCATIONS

          Section 6.1. Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Shareholders among themselves, the Trust’s Net Income and Net Loss shall be allocated among the Shareholders in each fiscal year or other applicable period (or portion thereof) as provided herein below.

          (a) Net Income and Net Loss. After giving effect to the allocations set forth in this Section 6.1, Net Income or Net Loss for each fiscal year or other applicable period shall be allocated to the Shareholders such that the Adjusted Capital Accounts of the Shareholders are proportionate to their respective Percentage Interests.

          (b) Allocation upon Termination. With respect to all Section 6.1(a) allocations following a Liquidation Date, such allocations shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after giving effect to all distributions during such fiscal year or other applicable period; provided, however, that solely for purposes of this Section 6.1(b), Capital Accounts shall not be adjusted for distributions made pursuant to Section 9.1 hereof.

          (c) Mandatory Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

          (i) Fund Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Fund Minimum Gain during any Trust fiscal year or other applicable period, then, subject to the exceptions set forth in Treasury Regulation sections 1.704-2(f)(2), (3), (4) and (5), each Shareholder shall be allocated items of Trust income and gain for such period (and, if necessary, subsequent periods) in an amount equal to such Shareholder’s share of Fund Minimum Gain, as determined in accordance with Treasury Regulation section 1.704-2(g). This Section 6.1(c)(i) is intended to comply with the Fund Minimum Gain chargeback requirement in Treasury Regulation section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Chargeback of Shareholder Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(c)(i)), if there is a net decrease in Shareholder Minimum Gain attributable to a Shareholder Nonrecourse Debt during any Trust fiscal year or other applicable period, then, subject to the exception set forth in Treasury Regulation section 1.704-2(i)(4), each Shareholder with a share of Shareholder Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with Treasury Regulation section 1.704-2(i)(5), shall be allocated items of Trust income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation section 1.704-2(i)(4). This Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii) Qualified Income Offset. Notwithstanding any other provision of this Section 6.1 (other than Section 6.1(c)(i) and (ii)), in the event any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that cause an increase in an Adjusted Capital Account deficit of such Shareholder, items of Trust income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Code section 704(b), the deficit balance in its Adjusted Capital Account. This Section 6.1(c)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (iv) No Excess Deficit. To the extent that any Shareholder has or would have, as a result of an allocation of Net Loss (or item thereof), an Adjusted Capital Account deficit, such amount of Net Loss (or item thereof) shall be allocated to the other Shareholders in accordance with this Section 6.1, but in a manner which will not produce an Adjusted Capital Account deficit as to any such Shareholder. To the extent such allocation would result in all Shareholders having Adjusted Capital Account deficits, such Net Loss (or item thereof) shall be allocated in accordance with Section 6.1(a). Any allocations of Net Loss (or item thereof) pursuant to this Section 6.1(c)(iv) shall be reversed with a corresponding amount of Net Profits in subsequent years.

          (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Shareholders in accordance with their respective Percentage Interests. If the Sponsor determines that the Trust’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Code section 704(b), the Sponsor is authorized, upon notice to the other Shareholders, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vi) Shareholder Nonrecourse Deductions. Shareholder Nonrecourse Deductions for any taxable period shall be allocated 100% to the Shareholder that bears the economic risk of loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder

Nonrecourse Deductions are attributable in accordance with Treasury Regulation section 1.704-2(i).

          (vii) Nonrecourse Liabilities. Nonrecourse Liabilities of the Trust described in Treasury Regulation section 1.752-3(a)(3) shall be allocated among the Shareholders in a manner chosen by the Sponsor and consistent with such Treasury Regulation.

          (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Trust asset pursuant to Code section 734(b) or Code section 743(b) is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

(ix) Curative Allocation.

          (A) The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Shareholders that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Trust income, gain, loss or deduction pursuant to this Section 6.1(c)(ix). Therefore, notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), the Sponsor shall make such offsetting special allocations of Trust income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Shareholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Shareholder would have had if the Required Allocations were not part of this Agreement and all Trust items were allocated pursuant to the economic agreement among the Shareholders.

          (B) The Sponsor shall, with respect to each fiscal year or other applicable period, (1) apply the provisions of Section 6.1(c)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(c)(ix)(A) among the Shareholders in a manner that is likely to minimize such economic distortions.

          Section 6.2. Allocations for Tax Purposes.

          (a) Except as otherwise provided herein, for U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Shareholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 hereof.

          (b) In accordance with Code sections 704(b) and 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the Trust shall solely for U.S. federal income tax purposes, be allocated among the Shareholders so as to take into account any variation between the adjusted basis of such property to the Trust for U.S. federal income tax purposes and the initial Gross Asset Value. If the Gross Asset Value of any Trust asset is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such Trust asset shall take into account any variation between the adjusted basis of such Trust Asset for U.S. federal income tax purposes and its Gross Asset Value in the same manner as under Code section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, the Trust shall employ any method under Code section 704(c) selected by the Sponsor. The Sponsor, in an attempt to eliminate book-tax disparities, expects items of income, gain, or loss will be allocated for U.S. federal income tax purposes among the Members under the principles of the remedial method of Treasury Regulations section 1.704-3(d). Allocations pursuant to this Section 6.2(b) are solely for purposes of U.S. federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Shareholder’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

          (c) For the proper administration of the Trust and for the preservation of uniformity of the Shares, the Sponsor shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for U.S. federal income tax purposes of income (including gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Code section 704(b) or Code section 704(c) or (y) otherwise to preserve or achieve uniformity of the Shares; and (iv) adopt and employ such methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments under Code sections 704(c), 734 and 743, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Shareholders, (E) the provision of tax information and reports to the Shareholders, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of Shares, (J) tax compliance and other tax-related requirements, including the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with U.S. federal, state and local tax law, and to achieve uniformity of Shares. The Sponsor may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Shareholders, the holders of any Shares issued and Outstanding or the Trust, and if such allocations are consistent with the principles of Code section 704.

          (d) All items of income, gain, loss, deduction and credit recognized by the Trust for U.S. federal income tax purposes and allocated to the Shareholders in accordance with the provisions hereof shall be determined without regard to any election under Code section 754 that may be made by the Trust; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Sponsor) to take into account those adjustments permitted or required by Code sections 734 and 743. In order to make the appropriate basis adjustments in a cost effective manner, the Trust is authorized to use simplifying conventions and assumptions.

          (e) In the event the Trust becomes listed on the Exchange or other major exchange, unless the Sponsor determines otherwise, each item of Trust income, gain, loss and deduction shall, for U.S. federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Shareholders as of the opening of such Exchange on the first business day of each month; provided, however, that such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the Shareholders as of the opening of such Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Trust or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the Sponsor, shall be allocated to the Shareholders as of the opening of the Exchange on the first business day of the month in which such gain or loss is recognized for U.S. federal income tax purposes. The Sponsor may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Code section 706 and the regulations or rulings promulgated thereunder.

          (f) Allocations that would otherwise be made to a Shareholder under the provisions of this Article VI shall instead be made to the Beneficial Owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Trust in accordance with Code section 6031(c) or any other method determined by the Sponsor.

ARTICLE VII
SHAREHOLDERS

          Section 7.1. No Management or Control; Limited Liability; Exercise of Rights through DTC. The Shareholders shall not participate in the management or control of the Trust’s or the applicable Fund’s business nor shall they transact any business for the Trust or any Fund or have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 7.3 hereof, no Shareholder shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust or any Fund in excess of his Capital Contribution plus his share of any Trust Estate of a Fund in which such Shareholder owns a Share and profits remaining, if any. Except as provided in Section 7.3 hereof, each Share owned by a Shareholder shall be fully paid and no assessment shall be made against any Shareholder. No salary shall be paid to any Shareholder in his capacity as a Shareholder, nor shall any Shareholder have a drawing account or earn interest on his contribution. By the purchase and acceptance or other lawful delivery and acceptance of Shares, each Beneficial Owner shall be deemed to be a Shareholder and beneficiary of the applicable Fund and vested with beneficial undivided interest in such Fund to the extent of the Shares owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Trust Agreement. The rights of Beneficial Owners under this Trust Agreement must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of the Depository, as provided in Section 3.4 hereof.

          Section 7.2. Rights and Duties. The Shareholders shall have the following rights, powers, privileges, duties and liabilities:

          (a) The Shareholders shall have the right to obtain from the Sponsor information of all things affecting the Trust or the applicable Fund, provided that such is for a purpose reasonably related to the Shareholder’s interest as a beneficial owner of the Trust or the applicable Fund, including, without limitation, the list of Authorized Participants contemplated by Section 3.3(a)(i) hereof.

          (b) The Shareholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

          (c) Except for the Shareholders’ redemption rights set forth in Article IX hereof, Shareholders shall have the right to demand the return of their capital account only upon the dissolution and winding up of the applicable Fund or the Trust and only to the extent of funds available therefor. In no event shall a Shareholder be entitled to demand or receive property other than cash. Except as otherwise provided by the instrument establishing a Shareholder’s Series, no Shareholder shall have priority over any other Shareholder either as to the return of capital or as to profits, losses or distributions. No Shareholder shall have the right to bring an action for partition against the Trust or a Fund.

          (d) Except as required under applicable U.S. federal law or under the rules or regulations of an Exchange, the Shareholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the DSTA default voting rights are provided to holders of beneficial interests). The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that U.S. federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders.

          (e) No action may be brought by a Shareholder on behalf of the Trust unless Shareholders owning no less than a majority of the then outstanding Shares of the same Series thereof, join in the bringing of such action. A Shareholder of Shares in a particular Series of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series, as appropriate, or on behalf of the Shareholders in any such other Series of the Trust.

Except as set forth above, the Shareholders shall have no voting or other rights with respect to the Trust or any Fund.

          Section 7.3. Limitation on Shareholder Liability.

          (a) Except as provided in Sections 4.10(e), and 6.2 hereof, and as otherwise provided under Delaware law, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Shareholder shall be liable for claims against, or debts of the Trust or the applicable Fund in excess of his Capital Contribution and his share of the applicable Trust Estate of a Fund and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

          (b) The Trust or the applicable Fund shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Trust Estate of a Fund, each Shareholder against any claims of liability asserted against such Shareholder solely because he is a beneficial owner of one or more Shares as a Shareholder (other than for taxes for which such Shareholder is liable under Section 6.2 hereof).

          (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Shareholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Shareholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 7.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Sections 3.5 and 3.6 hereof.

          Section 7.4. Voting Power and Meetings.

          (a) Meetings of the Shareholders may be called by the Sponsor for such purposes as may be prescribed by law or by this Trust Agreement. Except as required by law or as provided for herein, there shall be no annual or regular Shareholders’ meetings.

          (b) On each matter, if any, submitted to a vote of Shareholders, unless the Sponsor determines otherwise, Shares of each Series shall vote as a separate class; provided, however, that: (i) as to any matter with respect to which a separate vote of any Series -is required by applicable law or is required by attributes applicable to any Series, such requirements as to a separate vote by that Series shall apply; (ii) unless the Sponsor determine that this clause (ii) shall not apply in a particular case, to the extent that a matter referred to in clause (i) above affects more than one Series and the interests of each such Series in the matter are identical, then the Shares of all such affected Series shall vote together as a single class; and (iii) as to any matter which does not affect the interests of a particular Series, only the holders of Shares of the one or more affected Series shall be entitled to vote. As determined by the Sponsor, in its sole discretion, without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Value (number of Shares owned times Value per Share of such Series, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. The Sponsor hereby establishes that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Shares may be voted in person or by proxy or in any manner determined by the Sponsor.

          (c) A meeting of Shareholders shall be held at any place designated by the Sponsor.

          Section 7.5. Notice of Shareholders’ Meeting.

          (a) All notices of meetings of Shareholders shall be sent or otherwise given to each Shareholder of record not less than seven (7) nor more than one hundred and twenty (120) days before the date of the meeting in the manner determined by the Sponsor. The notice shall specify: (i) the place, date and hour of the meeting; and (ii) the general nature of the business to be transacted.

          (b) Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the Sponsor or by the vote of a majority of the Shares of the Series or Trust, as the case may be, represented at that meeting, either in person or by proxy. When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Sponsor shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

          Section 7.6. Voting Procedure. The Trust shall be authorized to solicit, and a Shareholder shall be entitled to submit a proxy ballot containing the voting instructions of such Shareholder, in person, or by U.S. mail, overnight mail, express mail, telephone, electronic mail, telefacsimile, telegraph, internet or other electronic media, provided however, that the Sponsor may limit or delineate the types of media and methods by which a Shareholder may submit voting instructions. On any matter any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

          Section 7.7. Quorum and Required Vote.

          (a) Except when a larger quorum is required by applicable law or by this Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. When any one or more Series is to vote as a single class separate from any other Shares, thirty-three and one-third percent (33 1/3%) of the Shares of each such Series entitled to vote shall constitute a quorum at a Shareholder’s meeting of that Series. Any meeting of Shareholders may be adjourned consistent with the provisions of Section 7.5 hereof, whether or not a quorum is present. When a quorum is present at any meeting, a majority of the Shares represented at the meeting shall decide any questions except when a different vote is required by any provision of this Trust Agreement or by applicable law.

          (b) Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement or U.S. federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares of any Series entitled to vote separately on the matter consent to the action in writing or by other electronic means (such as via telephone or the internet) and such written consent or a record of such electronic consent is filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

          Section 7.8. Record Dates. For the purpose of determining the Shareholders of any Series who are entitled to vote or act at any meeting or any adjournment thereof, the Sponsor may from time to time fix a date, which shall be not more than one-hundred and twenty (120) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series who are entitled to receive payment of any dividend or of any other distribution, the Sponsor may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series having the right to receive such dividend or distribution. Without fixing a record date the Sponsor may for voting and/or distribution purposes close the register or transfer books for one or more Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section 7.8 shall be construed as precluding the Sponsor from setting different record dates for different Series.

          Section 7.9. Waiver of Notice by Consent of Absent Shareholders. Any Shareholder may waive notice, which waiver may be submitted by U.S. mail, overnight mail, express mail, telephone, electronic mail, telefacsimile, telegraph, internet or other electronic media. The waiver of notice need not specify either the business to be transacted or the purpose of any meeting of Shareholders. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

          Section 7.10. Proxies. Every person entitled to vote on any matter shall have the right to do so either in person or by one or more agents authorized by a written or electronic proxy authorized by the person and filed with the Sponsor. A proxy shall be deemed authorized if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telephonic or internet transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly authorized proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy unless otherwise provided in the proxy.

ARTICLE VIII
RECORDS AND REPORTS

          Section 8.1. Maintenance of Share Register. The Trust shall keep at its principal office or at the office of its transfer agent or registrar, if either be appointed and as determined by the Sponsor, a record of its Shareholders, containing the names and addresses of all Shareholders and the number and Series of Shares held by each Shareholder.

          Section 8.2. Maintenance of Other Records. The accounting books and records and minutes of proceedings of the Shareholders and the Sponsor shall be kept at such place or places designated by the Sponsor or, in the absence of such designation, at the principal office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

ARTICLE IX
REDEMPTIONS

          Section 9.1. Redemption of Redemption Units. The following procedures, as supplemented by the more detailed procedures specified in the applicable Authorized Participant Agreement, will govern the Trust and the Funds with respect to the redemption of Redemption Units.

          (a) On any Business Day, an Authorized Participant with respect to which an Authorized Participant Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 3.3(a)(i)) may redeem one or more Redemption Units standing to the credit of the Authorized Participant on the records of the Depository by delivering a request for redemption to the Administrator (such request, a “Redemption Order”) in the manner specified in the procedures specified in the Authorized Participant Agreement.

          (b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time (as such term is defined in the applicable Authorized Participant Agreement) in form satisfactory to the Sponsor (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). For each Fund, the Sponsor shall have the absolute right, but shall have no obligation, to reject any Redemption Order: (i) determined by the Sponsor not to be in proper form; (ii) fulfillment of which would, in the opinion of counsel to the Sponsor, be unlawful; (iii) if circumstances outside the control of the Sponsor make it for all practical purposes not feasible to process redemption of Redemption Units; or (iv) for any additional reasons as set forth in the Prospectus applicable to such Fund. The Sponsor shall not be liable to any person by reason of the rejection of any Redemption Order in the circumstances listed in clauses (i) through (iv) in the preceding sentence.

          (c) Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution (“Redemption Distribution”) shall consist of cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Units set forth in the relevant Redemption Order by (ii) the Value Per Creation Unit of the Fund as of the closing time of the Exchange or the last to close of the Component Exchanges, as defined in the applicable Fund’s Prospectus, whichever is later, on the Redemption Order Date.

          (d) By 6:00 pm, New York time, on the third Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Fund’s account at the Depository has by 12:00 pm, New York time, on such day been credited with the Redemption Units being tendered for redemption and the Administrator has by such time received the Transaction Fee, the Sponsor shall cause the delivery of the Redemption Distribution to a designated account of the Authorized Participant. If by such Redemption Settlement Time the Fund has not received from a redeeming Authorized Participant all Redemption Units comprising the Redemption Order, the Sponsor will (i) settle the Redemption Order to the extent of whole Redemption Units received from the Authorized Participant and (ii) keep the redeeming Authorized Participant’s Redemption Order open until 12:00 pm, New York time, on the first Business Day following the Redemption Settlement Time (such day, the “Suspended Order Settlement Date”) as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). If the Redemption Unit(s) comprising the Suspended Redemption Order are credited to the Fund’s account at the Depository by 12:00 pm, New York time, on the Suspended Order Settlement Date, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the first sentence of this Section 9.1(d). If by 6:00 pm, New York time, on the Suspended Order Settlement Date the Sponsor has not received from the redeeming Authorized Participant all Redemption Units comprising the Suspended Redemption Order, the Sponsor will settle the Suspended Redemption Order to the extent of whole Redemption Units then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Sponsor may from time to time determine, the Sponsor shall be authorized to cause the delivery of the Redemption Distribution notwithstanding that a Redemption Unit has not been credited to the Trust’s or the applicable Fund’s account at the Depository if the Authorized Participant has collateralized its obligation to deliver the Redemption Unit on such terms as the Sponsor may, in its sole discretion, from time to time agree.

          (e) The Sponsor may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (i) for any day that is not a Pricing Day (as defined in the applicable Fund’s Prospectus) for the applicable Fund or, if the applicable Fund Prospectus does not define a Pricing Day, for any period during which the Exchange or any other applicable exchange, including an applicable Component Exchange, as defined in the applicable Fund’s Prospectus, is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of a Fund’s assets is not reasonably practicable; (iii) for such other period as the Sponsor determines to be necessary for the protection of Beneficial Owners; or (iv) for any other period as specified in the applicable Authorized Participant Agreement or Fund Prospectus. The Sponsor is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

          (f) Redemption Units effectively redeemed pursuant to the provisions of this Section 9.1 shall be cancelled by the Trust or the applicable Fund in accordance with the Depository’s procedures.

          Section 9.2. Other Redemption Procedures. The Sponsor from time to time may, but shall have no obligation to, establish procedures with respect to redemption of baskets of Shares in lot sizes smaller than the Redemption Unit and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 9.1.

          Section 9.3. Mandatory Redemption by the Trust. The Sponsor, for any reason or no reason at all, may cause the Trust to redeem all or part of the Shares of any Series held by a Shareholder at the redemption price that would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Section 9.1 hereof upon such conditions and under such procedures as may from time to time be determined by the Sponsor in its sole discretion. Upon redemption of Shares pursuant to this Section 9.3, the Trust shall promptly cause payment of the full redemption price to be made to such Shareholder for Shares so redeemed

ARTICLE X
CUSTODY OF ASSETS

          Section 10.1. Employment of a Custodian. The Sponsor may enter into written contracts for the placement and maintenance of all funds, securities and similar investments of a Fund with a Custodian. Any such custodian shall be a bank or trust company having an aggregate capital, surplus, and undivided profits of at least one million dollars ($1,000,000). Upon termination of a custody agreement or inability of the Trust’s Custodian to continue to serve, the Sponsor shall promptly appoint a successor Custodian.

          Section 10.2. Other Arrangements. The Sponsor may make such other arrangements for the custody of the Trust’s assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

ARTICLE XI
MISCELLANEOUS

          Section 11.1. Termination of Trust or Series.

          (a) Unless terminated as provided herein, the Trust, and any Series thereof, shall continue without limitation of time. The Trust or any Series thereof, may be dissolved at any time and for any reason, or no reason at all, by the Sponsor. The Sponsor shall set a date on which the Trust, or any Series thereof, shall dissolve and mail notice of that dissolution to the Shareholders. The Shareholders shall have no rights to terminate or revoke the Trust or any Series.

          (b) On or after dissolution of the Trust (or any Series), after paying or making reasonable provision for all charges, taxes, expenses, claims and liabilities of the Trust, or severally, with respect to each Series (or the applicable Series), whether due or accrued or anticipated as may be determined by the Sponsor and otherwise complying with section 3808 of the DSTA, the Sponsor shall wind up the business and affairs of the Trust (or Series) in accordance with section 3808 of the DSTA. Subject to the payment or the reasonable provision of such payment by the Sponsor of the claims and obligations of the Trust, Fund, as required by section 3808 of the DSTA, the Shareholders of the Trust or the dissolving Series, will, upon (i) surrender of their Shares, (ii) payment of any Transaction Fee and (iii) payment of any applicable taxes or other governmental charges, be entitled to delivery to them or upon their order, of the amount of applicable Trust Estate represented by those Shares pro rata in accordance with their positive Adjusted Capital Account balances, less any amount owing by such Shareholder, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Shareholders. The Sponsor shall not accept any delivery of Baskets after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust or the dissolved Series, as the case may be, the Sponsor thereafter shall discontinue the registration of transfers of such Shares, shall not make any distributions to Shareholders and shall not give any further notices, except that the Sponsor shall continue to collect distributions pertaining to applicable Trust Estate and hold the same uninvested and without liability for interest, pay pursuant to section 3808 of the DSTA the Trust’s expenses as set forth in this Trust Agreement and sell Trust, Fund, assets as necessary to meet those expenses and shall continue to deliver applicable Trust Estate, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Sponsor (after deducting or upon payment of, in each case, the Transaction Fee for the surrender of Shares, any expenses for the account of the Shareholder of such Shares in accordance with the terms and conditions of this Trust Agreement and any applicable taxes or other governmental charges) or otherwise under such other procedures the Sponsor deems, in its discretion to be appropriate. At any time after the expiration of ninety (90) days following the date of dissolution of the Trust or the dissolved Series, as the case may be, the Sponsor may sell, or cause the sale of, the applicable Trust Estate then held under this Trust Agreement and may thereafter, after complying with section 3808 of the DSTA, cause to be held with the Custodian uninvested the net proceeds of any such sale and without liability for interest, for the pro rata benefit of the Shareholders of the Shares that have not theretofore been surrendered.

          (c) Upon the completion of the winding up of the Trust and all its Series in accordance with the DSTA and this Trust Agreement, the Sponsor shall cause the Trustee to file a certificate of cancellation with the Secretary of State of the State of Delaware (at the expense of the Sponsor) in accordance with the provisions of section 3810 of the Delaware Act and thereupon, the Trust and this Trust Agreement (other than Section 2.4 hereof, shall terminate. The provisions of Section 2.4 hereof shall survive the termination of the Trust. After making such filing, the Trustee and the Sponsor shall be discharged from all obligations under this Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the Transaction Fees for the surrender of Shares and any expenses for the account of the Shareholder of such Shares in accordance with the terms and conditions of this Trust Agreement and any applicable taxes or other governmental charges).

          Section 11.2. Merger and Consolidation.

          (a) The Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) a Series of the Trust to be consolidated with, or to sell all or substantially all of its assets to, another Series of the Trust or another series of another Person; (iii) the Shares of the Trust or any Series to be converted into beneficial interests in another statutory trust (or series thereof); or (iv) the Shares of the Trust or any Series to be exchanged for shares in another trust or company under or pursuant to any state or U.S. federal statute to the extent permitted by law.

          (b) For the avoidance of doubt, the Sponsor, with written notice to the Shareholders, may approve and effect any of the transactions contemplated under Section 11.2(a)(i) – (iv) above without any vote or other action of the Shareholders.

          (c) In accordance with section 3815(f) of DSTA, an agreement of merger or consolidation may effect any amendment to this Trust Agreement or effect the adoption of a new trust agreement of the Trust if the Trust is the surviving or resulting business trust following a merger or consolidation.

          Section 11.3. Filing of Copies. The original or a copy of this Trust Agreement and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by the

Sponsor as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by the Sponsor to be a copy of this instrument or of any such restatements and/or amendments.

          Section 11.4. Applicable Law. This Trust Agreement is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the DSTA. The Sponsor may construe any of the provisions of this Trust Agreement insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Sponsor in good faith shall be conclusive as to the meaning to be given to such provisions. In construing this Trust Agreement, the presumption shall be in favor of a grant of power to the Sponsor.

          Section 11.5. Provisions in Conflict with Law or Regulations.

          (a) The provisions of this Trust Agreement are severable, and if the Sponsor determines, with the advice of counsel, that any of such provisions are in conflict with any other applicable laws and regulations, the conflicting provision(s) shall be deemed never to have constituted a part of the Trust Agreement; provided, however, that such determination shall not affect any of the remaining provisions of the Trust Agreement or render invalid any action taken or omitted prior to such determination.

          (b) If any provision of the Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Trust Agreement in any jurisdiction.

          Section 11.6. Contracts and Instruments; How Executed. The Sponsor may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Sponsor or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

          Section 11.7. Fiscal Year. The fiscal year of the Trust and of each Series shall be fixed and refixed or changed from time to time by resolution of the Sponsor.

          Section 11.8. Counterparts. The Trust Agreement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

          Section 11.9. Internal References; Headings.

          (a) In this Trust Agreement or in any such amendment, references to this Trust Agreement, and all expressions such as “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Trust Agreement as a whole and as amended or affected by any such amendment.

          (b) Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control.

          (c) Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

          Section 11.10. Limitations on Liability.

          (a) The debts, liabilities, obligations, expenses, costs, charges, indemnities and reserves incurred, contracted for, attributable to or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series and, unless otherwise provided by the Sponsor, none of the debts, liabilities, obligations, expenses, costs, charges, indemnities and reserves incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Sponsor to and among any one or more of the Series in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Pursuant to the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement of the Trust, any party extending credit to, contracting with or having any claim against any Series of the Trust may look only to the assets of such Series to satisfy or enforce any debt with respect to that Series.

          (b) This Agreement has been entered into by the Trust and was executed and delivered by an officer of its Sponsor, on behalf of the Trust, which officer was acting solely in his capacity as an officer of the Sponsor and not in his individual capacity. The obligations of this Agreement are not binding on such officer of the Sponsor or any shareholder of a Series of the Trust individually. The obligations of this Agreement are binding only upon the assets and property of the Trust or belonging or attributable to a Series thereof.

ARTICLE XII
AMENDMENT

          Section 12.1. Amendment.

          (a) The Sponsor may amend any provisions of this Trust Agreement without the consent of any Shareholder or Beneficial Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given, or caused to be given, by the Sponsor to the Shareholders. Every Shareholder and Beneficial Owner, at the time any such amendment becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Trust Agreement as amended thereby. In no event shall any amendment impair the right of a Shareholder to redeem Baskets and receive therefor the amount of the Trust Estate of the applicable Fund represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for U.S. federal income tax purposes.

          (b) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of its rights, duties or liabilities.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto do hereby make and enter into this Amended and Restated Trust Agreement as of the date first-above written.

ETF SECURITIES USA LLC as Sponsor

By:

Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee

By:

Name:
Title:

EXHIBIT A

FORM OF GLOBAL CERTIFICATE1

CERTIFICATE OF BENEFICIAL INTEREST
-Evidencing-
All Shares
-in-
ETFS COLLATERALIZED COMMODITIES TRUST
WITH RESPECT TO ONE OF ITS SERIES,
[               ]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Shares (“Shares”), each of which represents a fractional undivided Share of beneficial interest in [          ] (the “Fund”), established and designated as a series of ETFS Collateralized Commodities Trust (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on May 27, 2010, and an Amended and Restated Declaration of Trust and Trust Agreement, dated as of [                    ], by and among ETFS Securities USA LLC, a Delaware limited liability company, as Sponsor, Wilmington Trust Company, a Delaware trust company, as trustee, and the Shareholders of each series from time to time thereunder (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

               At any given time this Certificate shall represent all Shares of beneficial interest in the Fund, which shall be the total number of Shares that are outstanding at such time. The Trust Agreement provides for the deposit of cash with the Fund from time to time and the issuance by the Trust, with respect to the Fund, of additional Creation Units representing the undivided Shares of beneficial interest in the assets of the Fund. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Shares outstanding at any given time.

               Each Authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

[1]

Forms of Global Certificates of Beneficial Interest for each of ETFS Oil, ETFS Natural Gas, ETFS Copper, ETFS Wheat, ETFS Composite Agriculture, ETFS Composite Industrial Metals, ETFS Composite Energy, ETFS All Commodities, ETFS Short Oil, ETFS Short Natural Gas, ETFS Short Copper, ETFS Short Wheat, ETFS Short Gold, ETFS Leveraged Oil, ETFS Leveraged Natural Gas, ETFS Leveraged Copper, ETFS Leveraged Wheat and ETFS Leveraged Gold shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.

               The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Unit tendered and evidenced by this Certificate.

               The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

               The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

               The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof, by the Sponsor with the consent of the Beneficial Owners holding Shares (excluding Shares held by the Sponsor and its Affiliates) equal to at least a majority (over 50%) of the net asset value of the Fund and other funds established as series of the Trust or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Beneficial Owners; provided, however that the Sponsor may, without the approval of the Beneficial Owners, make such amendments to the Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Sponsor or surrender any right or power granted to the Sponsor in the Trust Agreement, for the benefit of the Beneficial Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement or in the Prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Sponsor deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Beneficial Owners; (B) is consistent with Sponsor’s control of and power to conduct the business of the Trust; (C) with certain exceptions, does not affect the allocation of profits and losses among the Beneficial Owners or between the Beneficial Owners and the Sponsor; and (D) does not adversely affect the limitations on liability of the Beneficial Owners or the status of the Trust or the Fund as a grantor trust for U.S. federal income tax purposes. Any such consent or waiver by the holder of Shares shall be conclusive and binding upon such holder of Shares and upon all future holders of Shares, and shall be binding upon any Shares, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Shares evidenced hereby are at such time in uncertificated form. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Shares.

               In accordance with Section 3.6 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund and to the Sponsor and its assets for payment in respect of any claim against or obligation of the Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in the Fund.

               In furtherance of the Consent, the holder agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) of the Fund incurred, contracted for or otherwise existing and (ii) the Shares shall be subject to the following limitations:

               (a) (i) except as set forth below, the Claims and Shares (collectively, the “Subordinated Claims and Shares”) shall be expressly subordinate and junior in right of payment to any and all other claims against and Shares in the Trust and any series thereof, pursuant to any contract; provided, however, that the holder’s Claims (if any) against and Shares shall not be considered Subordinated Claims and Shares with respect to enforcement against and distribution and repayment from the Fund, the Fund Assets and the Sponsor and its assets; and provided further that (1) the holder’s valid Claims, if any, against the Fund shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Fund and (2) the holder’s Shares shall be pari passu and equal in right of repayment and distribution with all other Shares in the Fund; and (ii) the holder will not take, demand, or receive from any series or the Trust or any of their respective assets (other than the Fund, the Fund Assets and the Sponsor and its assets) any payment for the Subordinated Claims and Shares;

               (b) the Claims and Shares of the holder shall only be asserted and enforceable against the Fund, the Fund Assets and the Sponsor and its assets and such Claims and Shares shall not be asserted or enforceable for any reason whatsoever against any other series, the Trust generally or any of their respective assets;

               (c) If the Claims of the holder against the Fund or the Trust are secured in whole or in part, the holder hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any series (other than the Fund), as the case may be;

               (d) in furtherance of the foregoing, if and to the extent that the holder receives monies in connection with the Subordinated Claims and Shares from a series or the Trust (or their respective assets), other than the Fund, the Fund Assets and the Sponsor and its assets, the holder shall be deemed to hold such monies in trust and shall promptly remit such monies to the series or the Trust that paid such amounts for distribution by the series or the Trust in accordance with the terms hereof; and

               (e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Shares represented by this Certificate are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Shares are terminated, rescinded or canceled.

               The Trust Agreement, and this Certificate, is executed and delivered by ETF Securities USA LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by ETF Securities USA LLC but are made and intended for the purpose of binding only the Trust and the Fund. Nothing in the Trust Agreement or this Certificate shall be construed as creating any liability on ETF Securities USA LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

               This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

               Terms not defined herein have the same meaning as in the Trust Agreement.

               IN WITNESS WHEREOF, ETF Securities USA LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

ETFS Collateralized Commodities Trust with respect to ____________________

By:	ETF Securities USA LLC, as Sponsor

By:

Authorized Officer

By:

Authorized Officer

Date: ____________, _____